EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


    We hereby consent to the use in this Registration Statement of our report, dated January 24, 1997, except for Note 6 as to which the date is April 9, 1997, relating to the financial statements of PerArdua Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                   MCGLADREY & PULLEN, LLP

Richmond, Virginia
April 18, 1997